SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 19, 2011

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction) of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11770 U.S. Highway One, Suite 101

 Palm Beach Gardens, Florida  33408

    (Address of principal executive offices) (Zip Code)

(561) 627-7171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 19, 2011, upon the recommendation of the Compensation Committee (the “Committee”) and the approval of the Board of Directors (the “Board”), Dycom Industries, Inc. (the “Company”) amended the Company’s 2003 Long-Term Incentive Plan (the “2003 Plan”) and the Company’s 2007 Non-Employee Directors Equity Plan (the “2007 Plan”).

The amendments to the 2003 Plan (1) provide for a minimum vesting period of not less than three years for new grants of stock options and stock appreciation rights; (2) prohibit the buyout of underwater stock options for cash or other property without shareholder approval; and (3) clarify that the Company will indemnify members of the Committee, the Board and/or any officer or employee of the Company administering the 2003 Plan as provided in the Company’s By-Laws or any relevant indemnification agreement between the Company and such person.

The amendments to the 2007 Plan (1) increase the shareholding requirement for non-employee directors from 7,500 shares of the Company’s common stock to 10,000 shares; and (2) clarify that the Company will indemnify members of the Board (or of any committee thereof), and/or any officer or employee of the Company administering the 2007 Plan as provided in the Company’s By-Laws or any relevant indemnification agreement between the Company and such person.  The amendment to increase the shareholding requirement was effected in connection, and for consistency, with the newly established stock ownership guidelines for the Chief Executive Officer and the non-employee directors, a description of which is set forth under Item 8.01 of this Current Report on Form 8-K.

The foregoing descriptions of the amendments to the 2003 Plan and the 2007 Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the amended and restated 2003 Plan and the amended and restated 2007 Plan, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 8.01  Other Events.

On September 19, 2011, the Board established stock ownership guidelines (the “Guidelines”) for the Chief Executive Officer and the non-employee directors.  Under the Guidelines, the Chief Executive Officer is required to own at least 265,000 shares of Company common stock and each non-employee director is required to own at least 10,000 shares.  For these purposes, stock ownership includes shares (including time vesting restricted stock units) owned directly or held in trust.  It does not include shares that an individual has the right to acquire through stock options or performance vesting restricted stock or performance vesting restricted stock units.

In order to satisfy the ownership thresholds, each individual is required to retain 50% of the net after-tax shares that he or she acquires under the Company’s equity plans until the thresholds are achieved.  No sales of existing shareholdings are permitted until the required thresholds are attained, but once attained, the individual may sell any shares that exceed the applicable threshold.

The Guidelines are expected to be met within five years of the date they were established or, if later, from the date that the individual initially joins the Board or is appointed to the position of Chief Executive Officer.  As of September 19, 2011, the Chief Executive Officer and each of the non-employee directors exceeded the stock ownership thresholds.

The foregoing description of the Guidelines does not purport to be complete and is qualified in its entirety by reference to the full text of the Guidelines, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits

10.1    Dycom Industries, Inc. 2003 Long-Term Incentive Plan (Amended and Restated Effective as of September 19, 2011).

10.2    Dycom Industries, Inc. 2007 Non-Employee Directors Equity Plan (Amended and Restated Effective as of September 19, 2011).

99.1    Dycom Industries, Inc. Stock Ownership Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 23, 2011

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
	Name:	Richard B. Vilsoet
	Title:	Vice President, General Counsel and Corporate Secretary